EXHIBIT 99.1

Carnival Corporation & plc Announces Closing of €500 Million 5.75% Senior Unsecured Notes Offering and Repricing of Senior Secured First Lien Term Loan B Facilities as Part of Ongoing Debt and Interest Expense Reduction

Transaction included partial prepayment of $800 million under Senior Secured First Lien Term Loan B Facilities; Redemption of 2026 Euro Unsecured Notes to take place on April 26, 2024

MIAMI, April 25, 2024 /PRNewswire/ -- Carnival Corporation & plc (NYSE/LSE: CCL; NYSE: CUK) today announced that Carnival Corporation (the “Company”) has closed its previously announced private offering (the “Notes Offering”) of €500 million aggregate principal amount of 5.75% senior unsecured notes due 2030 (the “Notes”). The Company will use the net proceeds from the Notes Offering, together with cash on hand, to redeem its €500 million 7.625% senior unsecured notes due 2026 (the “2026 Euro Unsecured Notes”), resulting in a reduction in interest expense of nearly 2%. The redemption will occur on April 26, 2024, following the satisfaction of the redemption condition.

In addition, the Company has closed its previously announced repricing of approximately $1.75 billion of first-priority senior secured term loans (such repriced loans, the “2028 Repriced Loans”) under its first-priority senior secured term loan facility maturing in 2028 (the “2028 Secured Term Loan Facility”) and approximately $1 billion of first-priority senior secured term loans (such repriced loans, the “2027 Repriced Loans”) under its first-priority senior secured term loan facility maturing in 2027 (the “2027 Secured Term Loan Facility” and, such transaction, the “Repricing Transaction”). As part of the Repricing Transaction, the Company has made a partial prepayment of $500 million under the 2028 Secured Term Loan Facility and a partial prepayment of $300 million under the 2027 Secured Term Loan Facility.

The Notes Offering, the redemption of the 2026 Euro Unsecured Notes and the Repricing Transaction are a continuation of the Company’s ongoing debt and interest expense reduction and capital structure simplification. Together, the reduction in both interest rates and total debt is expected to result in a reduction of net interest expense of over $30 million for the remainder of 2024 and over $50 million on an annualized basis.

The Notes will pay interest annually on January 15 of each year, beginning on January 15, 2025, at a rate of 5.750% per year. The Notes will be unsecured and will mature on January 15, 2030. The Notes will be guaranteed, on an unsecured basis, by Carnival plc and certain of the Company’s and Carnival plc’s subsidiaries that also guarantee our first-priority secured indebtedness, certain of our other unsecured notes and our convertible notes.

The 2028 Repriced Loans bear interest at a rate per annum equal to SOFR with a 0.75% floor, plus a margin equal to 2.75%, and will mature in 2028. The 2027 Repriced Loans bear interest at a rate per annum equal to SOFR with a 0.75% floor, plus a margin equal to 2.75%, and will mature in 2027.

PJT Partners served as independent financial advisor to Carnival Corporation & plc.

This press release does not constitute a notice of redemption with respect to the 2026 Euro Unsecured Notes.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act.

The Notes were not, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to purchase the Notes or any other securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offering, solicitation or sale would be unlawful.

About Carnival Corporation & plc

Carnival Corporation & plc is the largest global cruise company, and among the largest leisure travel companies, with a portfolio of world-class cruise lines - AIDA Cruises, Carnival Cruise Line, Costa Cruises, Cunard, Holland America Line, P&O Cruises (Australia), P&O Cruises (UK), Princess Cruises, and Seabourn.

Cautionary Note Concerning Forward-Looking Statements

Carnival Corporation and Carnival plc and their respective subsidiaries are referred to collectively in this press release, as “Carnival Corporation & plc,” “our,” “us” and “we.” Some of the statements, estimates or projections contained in this press release are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to us, including some statements concerning the financing transactions described herein, future results, operations, outlooks, plans, goals, reputation, cash flows, liquidity and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and the beliefs and assumptions of our management. We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “aspiration,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms.

Forward-looking statements include those statements that relate to our outlook and financial position including, but not limited to, statements regarding:

•	Pricing	•	Adjusted net income (loss)
•	Booking levels	•	Adjusted EBITDA
•	Occupancy	•	Adjusted earnings per share
•	Interest, tax and fuel expenses	•	Adjusted free cash flow
•	Currency exchange rates	•	Net per diems
•	Goodwill, ship and trademark fair values	•	Net yields
•	Liquidity and credit ratings	•	Adjusted cruise costs per ALBD
•	Investment grade leverage metrics	•	Adjusted cruise costs excluding fuel per ALBD
•	Estimates of ship depreciable lives and residual values	•	Adjusted return on invested capital
•	The transactions described herein

Because forward-looking statements involve risks and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by our forward-looking statements. This note contains important cautionary statements of the known factors that we consider could materially affect the accuracy of our forward-looking statements and adversely affect our business, results of operations and financial position. Additionally, many of these risks and uncertainties are currently, and in the future may continue to be, amplified by our substantial debt balance incurred during the pause of our guest cruise operations. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following:

•	Events and conditions around the world, including geopolitical uncertainty, war and other military actions, inflation, higher fuel prices, higher interest rates and other general concerns impacting the ability or desire of people to travel have led, and may in the future lead, to a decline in demand for cruises as well as negative impacts to our operating costs and profitability.
•	Pandemics have in the past and may in the future have a significant negative impact on our financial condition and operations.
•	Incidents concerning our ships, guests or the cruise industry have in the past and may, in the future, negatively impact the satisfaction of our guests and crew and lead to reputational damage.
•	Changes in and non-compliance with laws and regulations under which we operate, such as those relating to health, environment, safety and security, data privacy and protection, anti-money laundering, anti-corruption, economic sanctions, trade protection, labor and employment, and tax may be costly and have in the past and may, in the future, lead to litigation, enforcement actions, fines, penalties and reputational damage.
•	Factors associated with climate change, including evolving and increasing regulations, increasing global concern about climate change and the shift in climate conscious consumerism and stakeholder scrutiny, and increasing frequency and/or severity of adverse weather conditions could adversely affect our business.
•	Inability to meet or achieve our targets, goals, aspirations, initiatives, and our public statements and disclosures regarding them, including those that are related to sustainability matters, may expose us to risks that may adversely impact our business.
•	Breaches in data security and lapses in data privacy as well as disruptions and other damages to our principal offices, information technology operations and system networks and failure to keep pace with developments in technology may adversely impact our business operations, the satisfaction of our guests and crew and may lead to reputational damage.
•	The loss of key team members, our inability to recruit or retain qualified shoreside and shipboard team members and increased labor costs could have an adverse effect on our business and results of operations.
•	Increases in fuel prices, changes in the types of fuel consumed and availability of fuel supply may adversely impact our scheduled itineraries and costs.
•	We rely on supply chain vendors who are integral to the operations of our businesses. These vendors and service providers may be unable to deliver on their commitments, which could negatively impact our business.
•	Fluctuations in foreign currency exchange rates may adversely impact our financial results.
•	Overcapacity and competition in the cruise and land-based vacation industry may negatively impact our cruise sales, pricing and destination options.
•	Inability to implement our shipbuilding programs and ship repairs, maintenance and refurbishments may adversely impact our business operations and the satisfaction of our guests.
•	We require a significant amount of cash to service our debt and sustain our operations. Our ability to generate cash depends on many factors, including those beyond our control, and we may not be able to generate cash required to service our debt and sustain our operations.
•	Our substantial debt could adversely affect our financial health and operating flexibility.
•	The risk factors included in Carnival Corporation’s and Carnival plc’s Annual Report on Form 10-K filed with the SEC on January 26, 2024 and Carnival Corporation’s and Carnival plc’s Quarterly Report on Form 10-Q filed with the SEC on March 27, 2024.

The ordering of the risk factors set forth above is not intended to reflect our indication of priority or likelihood.

Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Forward-looking and other statements in this document may also address our sustainability progress, plans, and goals (including climate change and environmental-related matters). In addition, historical, current, and forward-looking sustainability- and climate-related statements may be based on standards and tools for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions and predictions that are subject to change in the future and may not be generally shared.

SOURCE Carnival Corporation & plc

Carnival Corporation & plc Media Contact: Jody Venturoni, Carnival Corporation,

jventuroni@carnival.com, (469) 797-6380

Carnival Corporation & plc Investor Relations Contact: Beth Roberts, Carnival Corporation,

eroberts@carnival.com, (305) 406-4832